Exhibit 99.1

Figure Technology Solutions Announces Private Offering of Senior Notes

NEW YORK, June 6, 2026 (GLOBE NEWSWIRE) -- Figure Technology Solutions, Inc. (“Figure,” Nasdaq: FIGR; OPEN: FGRS), the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets, today announced that it intends to offer, subject to market and other conditions, $600 million aggregate principal amount of senior notes (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Figure intends to use the net proceeds from the Notes offering to fund the cash consideration payable in connection with the acquisition of Kiavi, an AI-powered lending platform for residential real estate investors (the “Kiavi Acquisition”), for general corporate purposes, and to pay fees and expenses related to the Notes offering. The completion of the offering of the Notes is not conditioned on the completion of the Kiavi Acquisition. If the Kiavi Acquisition is not completed, the net proceeds from the Notes offering will be used for general corporate purposes.

The Notes will be guaranteed, on a joint and several basis, by certain of Figure’s domestic wholly-owned subsidiaries. Consummation of the offering of the Notes is subject to market and other conditions, and there can be no assurance that Figure will be able to successfully complete this transaction on the terms described above, or at all.

The Notes will not be registered under the Securities Act, or any state securities laws. The Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements under the Securities Act and applicable state securities laws. Accordingly, the Notes will be offered only (A) to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or (B) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Figure Technology Solutions, Inc.

Figure Technology Solutions, Inc. (Nasdaq: FIGR; OPEN: FGRS) is a blockchain-native capital marketplace that seamlessly connects origination, funding, and secondary market activity. More than 380 partners use its loan origination system and capital marketplace. Collectively, Figure and its partners have originated over $25 billion of home equity to date, among other products, making Figure’s ecosystem the largest non-bank provider of HELOCs. The fastest growing components are Figure Connect, its consumer credit marketplace, and Democratized Prime, Figure’s on-chain decentralized lending marketplace. Figure's ecosystem also includes DART (Digital Asset Registry Technology) for asset custody and lien perfection, and $YLDS, an SEC-registered yield-bearing stablecoin that is issued by a tokenized face-amount certificate company, which is a type of registered investment company.

Figure is the market leader in real-world asset tokenization. The company has received AAA ratings from S&P and Moody’s on multiple loan securitizations, the first of its kind for blockchain finance.

Forward-Looking Statements

This press release contains forward looking statements, including statements related to the Notes offering described above. These statements are not historical facts but rather are based on Figure’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “would,” “should,” “predict,” “expects” and similar expressions are used to identify these forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause Figure’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: risks related to Figure’s business, financial condition, results of operations and liquidity; Figure’s ability to maintain, expand and enter into relationships with partners, customers, loan purchasers, financing sources and other market participants; Figure’s ability to develop, commercialize and achieve market acceptance of new products and services; the development, adoption and regulation of blockchain technology, digital assets and related markets; ability to maintain required licenses and regulatory approvals and comply with applicable laws and regulations; Figure’s access to funding, warehouse facilities, securitization markets and other financing sources; and risks related to the pending Kiavi Acquisition, including the timing and completion of the Kiavi Acquisition, satisfaction of closing conditions, receipt of required governmental and regulatory approvals, availability of financing, potential termination of the merger agreement, integration of Kiavi and realization of anticipated benefits, synergies and projected metrics. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Figure’s Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, Figure’s Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K filed with the SEC, available free of charge on the SEC’s website at: www.sec.gov. Figure’s forward-looking statements speak only as of the date made, and it undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Contact

press@figure.com

investors@figure.com